Exhibit 23.5


October 26, 2001


Cenex Harvest States Cooperatives
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077

        RE: FORM S-2 REGISTRATION STATEMENT FOR 8% PREFERRED STOCK

Ladies and Gentlemen:


We hereby consent to the reference to our firm appearing under the heading "Legal Matters" contained in Amendment No. 1 to the Form S-2 Registration Statement of Cenex Harvest States Cooperatives as filed with the Securities and Exchange Commission, and in any amendments thereto.



                                                   BRIGGS AND MORGAN,
                                                   Professional Association


                                                   /s/ BRIGGS AND MORGAN